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Exhibit 99.1

TOM BROWN, INC. REPORTS FIRST QUARTER OF 2004
FINANCIAL AND OPERATING RESULTS

        DENVER, May 5, 2004—Tom Brown, Inc. (NYSE: TBI) today reported results from operations for the first quarter of 2004. For the three months ended March 31, 2004 the Company reported net income of $42.2 million or $0.88 per share (all per share amounts are on a diluted basis) compared to $19.9 million or $0.49 per share for the first quarter of 2003. The 112% increase in this quarter's earnings compared to last year's first quarter is due primarily to a 46% increase in production and a 23% increase in the Company's realized natural gas price.

        Discretionary cash flow for the first quarter of 2004 totaled $110.9 million (see reconciliation below to net cash provided by operating activities of $96.4 million), an increase of 78% from the $62.4 million in the corresponding period of 2003.

        The following table summarizes the Company's net production and commodity price realizations for the 2004 and 2003 periods ended March 31:

	Three Months Ended
	3/31/04	3/31/03	Change
Production
Natural gas (Bcf)	25.6	16.8	52%
Oil (MBbls)	285.6	180.3	58%
NGLs (MBbls)	346.8	378.6	-8%
Equivalent (Bcfe)	29.4	20.1	46%
Realized Prices
Natural gas ($/Mcf)(1)	4.95	4.04	23%
Oil ($/Bbl)	32.15	30.72	5%
NGLs ($/Bbl)	21.57	18.79	15%

(1)
Includes the effects of hedging

        First quarter of 2004 production averaged 323 million cubic feet equivalent per day (Mmcfepd), as compared to 224 Mmcfepd for the same quarter in 2003. The significant increase in production is attributable to the acquisition of Matador Petroleum, which closed June 27, 2003, and successful drilling results. Natural gas, oil and natural gas liquids sales for the first quarter of 2004 totaled $143.3 million, an increase of $62.9 million, or 78% higher than the prior year's comparable period. The increase in sales is a result of increased production and higher commodity prices.

        Production expense on a unit of production basis (the expense divided by equivalent production for the period) for the first quarter of 2004 and 2003 averaged $0.39 per Mcfe and $0.41 per Mcfe, respectively. Production taxes in the first quarter of 2004 averaged $0.38 per Mcfe, $0.06 per Mcfe greater than the first quarter of 2003 due to higher commodity prices. The sum of production expense, production taxes, general and administrative, interest and other expense totaled $1.24 per Mcfe in the first quarter of 2004, $0.09 per Mcfe higher than the prior year's comparable period. Gas, oil and natural gas liquids sales of $4.88 per Mcfe less the sum of the expenses referred to in the previous sentence equals $3.64 per Mcfe in the most recently completed quarter and was $0.79 per Mcfe higher than the comparable period of 2003. This increase was attributable to higher commodity prices, partially offset by higher costs.

        Marketing and trading margin for the first quarter of 2004 was a loss of $0.2 million as compared to profit of $0.7 million in the prior year's first quarter. The margin was lower in the current quarter primarily because there was no benefit from the Company's firm transportation into the Mid-Continent market. Gathering and processing margin was $3.9 million for the first quarter of 2004 compared to $4.0 million for the previous year's first quarter. In total, the Company's marketing, trading, gathering and processing margins were $3.7 million for the first quarter of 2004 and $4.7 million for the corresponding period of the previous year.

        Total exploration and development capital spending for the first quarter of 2004 was $93.9 million. The first quarter 2004 spending by category was as follows (in millions):

First Quarter Capital Expenditures
Land	$6.9
Exploratory G&G, seismic and drilling	15.9
Proved property acquisitions	—
Development drilling and facilities	71.1

$93.9

        Tom Brown has natural gas hedges in the form of costless collars and swaps in place at various pipeline delivery points (i.e., includes location differentials) that are summarized below:

Second through Fourth Quarter 2004:

	Natural Gas Collars		Natural Gas Swaps
Location	Volume in Mmbtu/d	Weighted Average Floor/Ceiling ($/Mmbtu)	Volume in Mmbtu/d	Weighted Average Price ($/Mmbtu)
Canada	1,990	4.19/5.49	5,900	4.27
Rockies (Colorado/Wyoming)	61,410	3.94/5.22	19,160	4.35
Southern Region (Texas)	37,170	4.24/6.32	13,330	4.73

Total	100,570	4.06/5.63	38,390	4.47

First Quarter 2005:

	Natural Gas Collars
Location	Volume in Mmbtu/d	Weighted Average Floor/Ceiling ($/Mmbtu)
Canada	1,990	4.47/7.09
Rockies (Colorado/Wyoming)	15,500	4.46/7.13
Southern Region (Texas)	11,000	4.80/7.45

Total	28,490	4.59/7.25

2004 Exploration and Development Program

        For the first quarter of 2004, the Company drilled or participated in a total of 79 gross wells in the U.S. and eight in Canada. Of the 79 wells in the U.S., as of March 31, 2004, 44 wells had been completed, 32 were in the process of being completed and three were abandoned. Of the eight wells in Canada, at March 31, 2004, five had been completed and three were in the process of being completed. As of March 31, 2004, Tom Brown had an additional 19 wells drilling in the U.S. and Canada.

Wind River Basin

        For the three months ended March 31, 2004, the Company drilled 15 gross wells, of which ten were successfully completed and five were waiting on completion at March 31, 2004. The drilling occurred principally in the Company's Fuller/Deadman Hill area where 11 wells were drilled in the first quarter of 2004.

        The Company produced an average of 47.1 Mmcfepd net for the quarter ended March 31, 2004 from the Wind River Basin compared to 52.4 Mmcfepd net in the first quarter of 2003. Production declined after drilling activity ceased in the Basin on the Wind River Indian Reservation. Increased drilling at Fuller/Deadman Hill area partially offset the impact of the decline for the Indian Reservation wells. There has been no drilling activity on the Wind River Indian Reservation since mid-year 2002 pending finalization of certain contractual issues with the Northern Arapahoe and Eastern Shoshone Indian tribes.

Greater Green River Basin

        In the three months ended March 31, 2004, the Company drilled or participated in three gross wells in the Greater Green River Basin of which one was successfully completed and two were waiting on completion at quarter end. In addition, the Company reached total depth in the first quarter of 2004 on the West Slope 33-32 (TBI 50% working interest), which is a 13,000 foot Lewis formation exploratory test spudded in 2003. Tom Brown began completing the well; however, operations were suspended due to seasonal access restrictions. Tom Brown will continue completion operations in the second quarter after the restrictions have been lifted. The Company produced an average of 22.5 Mmcfepd net for the quarter ended March 31, 2004 from the Greater Green River Basin compared to 23.0 Mmcfepd net in the first quarter of 2003.

Piceance Basin

        For the quarter ended March 31, 2004, the Company drilled or participated in 16 gross wells, with another three drilling at quarter end. Of the wells drilled in the Piceance, six were successfully completed and ten were waiting to be completed at quarter end. This drilling occurred principally in the Parachute, Grand Valley and White River Dome areas. The Company's drilling program in the Parachute/South Parachute area totaled seven wells (TBI 85% average working interest), achieving a 100% success rate. The wells completed in the first quarter had an average initial production rate of 1.3 Mmcfepd from the Williams Fork formation. The Company produced an average of 33.3 Mmcfepd net for the quarter ended March 31, 2004 from the Piceance Basin as compared to 29.3 Mmcfepd net in the first quarter of 2003.

Paradox Basin

        The Company drilled one well in the Paradox Basin in the first quarter of 2004 in the Hamilton Creek field. The Company achieved record gas production in the Paradox basin realizing the benefit in the first quarter of 2004 of the active 2003 Andy's Mesa drilling program. The Company produced an average of 70.0 Mmcfepd net for the quarter ended March 31, 2004 from the Paradox Basin, compared to 50.7 Mmcfepd net in the first quarter of 2003.

Southern Area (Permian, East Texas and South Texas)

        For the quarter ended March 31, 2004, the Company drilled or participated in 44 gross wells in the Southern Area of which 27 had been completed, 14 were waiting to be completed and three were abandoned. The Company produced an average of 126.0 Mmcfepd net for the quarter ended March 31, 2004 from the Southern Area compared to 44.8 Mmcfepd in the first quarter of 2003. The significant increase in production is a result of the contribution of production from the Matador acquisition beginning in the third quarter of 2003 and a successful drilling program.

        In East Texas, the Company has had an active drilling program in the Bossier/Cotton Valley section in the first quarter of 2004, drilling or participating in 29 wells (of which 9 wells were drilling at quarter end) achieving greater than a 96% success rate. Tom Brown has had excellent drilling results in the fields acquired from Matador with a significant amount of activity at the Bank Stop/Loper, Oaks, Bear

Grass, Bald Prairie, and Nan-Su-Gail fields. In the Company's Mimms Creek field (TBI 57% working interest), the Company participated in six gross wells in the first quarter of 2004 and currently there are two rigs drilling in the field. At the Cotton South prospect, the Company reached total depth of 15,600 feet in Crossman #2 (TBI 86.25% working interest after payout) and is currently completing and testing the well.

Canada

        For the quarter ended March 31, 2004, the Company drilled or participated in eight gross wells in Canada, of which five had been completed and three were waiting to be completed at quarter end. The Company produced an average of 23.8 Mmcfepd net for the quarter ended March 31, 2004 in Canada as compared to 23.5 Mmcfepd in the first quarter of 2003.

        In light of its agreement to be acquired by a wholly-owned subsidiary of EnCana Corporation (TSX & NYSE: ECA) for $48.00 per share in cash pursuant to a tender offer followed by a merger, the Company's management will not host a conference call to discuss the first quarter results.

        Tom Brown, Inc. is a Denver, Colorado based independent energy company engaged in the exploration for, and the acquisition, development, production and marketing of natural gas, natural gas liquids and crude oil in North America. The Company's common stock is traded on the NYSE under the symbol TBI.

Contact:	Tom Brown, Inc. Mark Burford Director of Investor Relations (303) 260-5146

        This press release is neither an offer to purchase nor a solicitation of an offer to sell securities of Tom Brown. The tender offer is being made solely by an Offer to Purchase and related Letter of Transmittal that have been disseminated to the stockholders. Tom Brown stockholders are advised to read the Offer to Purchase on Schedule TO and the Solicitation/Recommendation of the Board of Directors of Tom Brown on Schedule 14D-9, each of which have been filed with the Securities and Exchange Commission because they will contain important information. The Offer to Purchase, the Solicitation/Recommendation Statement and any other relevant documents filed with the Securities and Exchange Commission are being made available to stockholders of Tom Brown at no expense to them. These documents are also available without charge at the Securities and Exchange Commission's website at www.sec.gov.

        This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on certain assumptions and analyses made by the Company in light of its experience, on general economic and business conditions and expected future developments, many of which are beyond the control of the Company. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, environmental risks, operating risks, risks related to exploration and development, effective integration of acquired operations and properties, the ability of the Company to meet its stated business goals and other risk factors as described in the Company's 2003 Annual Report and Form 10-K as filed with the Securities and Exchange Commission. As a result of those factors, the Company's actual results may differ materially from those indicated in or implied by such forward-looking statements.

TOM BROWN, INC. AND SUBSIDIARIES
Consolidated Summary Income Statement (Unaudited)
Three Months Ended March 31, 2004 and 2003

	Three months ended March 31,
	2004	2003
	(in thousands, except per share amounts)
Revenues:
Gas, oil and natural gas liquids sales	$143,343	$80,480
Gathering and processing	5,936	6,076
Marketing and trading	5,517	13,854
Drilling	4,789	3,077
Loss on sale of properties	(632)	—
Interest income and other	42	551

Total revenues	158,995	104,038
Costs and expenses:
Gas and oil production	11,364	8,185
Taxes on gas and oil production	11,293	6,538
Gathering and processing costs	2,010	2,034
Trading	5,745	13,141
Drilling operations	4,031	2,934
Exploration costs	5,938	6,874
Impairment of leasehold costs	2,492	1,474
General and administrative	7,613	4,847
Depreciation, depletion and amortization	36,450	21,417
Accretion expense	432	292
Bad debts	153	152
Interest expense and other	6,171	3,556

Total costs and expenses	93,692	71,444
Income before income taxes and cumulative effect of change in accounting principle	65,303	32,594
Income tax provision:
Current	(537)	(222)
Deferred	(22,609)	(11,575)

Income before cumulative effect of change in accounting principle	42,157	20,797
Cumulative effect of changes in accounting principle	—	(929)

Net income	$42,157	$19,868

Weighted average number of common shares outstanding:
Basic	46,341	39,482
Diluted	48,078	40,442
Income per common share before cumulative effect of change in accounting principle
Basic	$0.91	$0.53

Diluted	$0.88	$0.51

Net income (loss) per common share
Basic	$0.91	$0.50

Diluted	$0.88	$0.49

TOM BROWN, INC. AND SUBSIDIARIES
Supplemental Financial Information (Unaudited)
Three Months Ended March 31, 2004 and 2003

	Three months ended March 31,
	2004	2003
Reconciliation to net cash provided by operating activities:
Discretionary cash flow(1)	$110,872	$62,429
Exploration costs	(5,938)	(6,874)
Add back only dry hole cost	213	3,037
Changes in current assets and liabilities, net	(8,796)	(21,678)

Net cash provided by operating activities	$96,351	$36,914

(1)
Discretionary cash flow (which includes certain amounts which the Company does not have discretion over whether to spend) is presented herein because of its wide acceptance as a financial indicator of a company's ability to internally fund exploration and development activities and to service or incur debt. Discretionary cash flow should not be considered as an alternative to net cash provided by operating activities, net income (loss) or income (loss) from continuing operations, as defined by generally accepted accounting principles. Discretionary cash flow should also not be considered as an indicator of the Company's financial performance, as an alternative to cash flow, as a measure of liquidity or as being comparable to other similarly titled measures of other companies.

Balance Sheet Data:	March 31, 2004	December 31, 2003
	(dollars in thousands)
Cash and cash equivalents	$16,586	$34,256
Net working capital	1,134	18,564
Total assets	1,618,846	1,568,434
Total debt	363,000	394,080
Shareholders' equity	855,215	812,952
Net debt/total net book capital	30%	32%

TOM BROWN, INC. AND SUBSIDIARIES
Supplemental Operational Data (Unaudited)
Three Months Ended March 31, 2004 and 2003

	Three months ended March 31,
	2004	2003
Production (net of royalties)
Natural Gas (Bcf)
United States	24.0	15.3
Canada	1.6	1.5

	25.6	16.8
Oil (MBbls)
United States	238.1	126.5
Canada	47.5	53.8

	285.6	180.3
NGLs (MBbls)
United States	301.2	330.4
Canada	45.6	48.2

	346.8	378.6
Average daily production (net of royalties)
Natural Gas (Mmcf)
United States	263.3	169.9
Canada	17.6	16.7

	280.9	186.6
Oil (Bbls)
United States	2,617	1,406
Canada	521	598

	3,138	2,004
NGLs (Bbls)
United States	3,310	3,671
Canada	501	536

	3,811	4,207
Average realized price (including effects of hedging):
Natural Gas ($/Mcf)
United States	4.90	$3.97
Canada	5.82	4.74
Combined	4.95	4.04
Oil ($/Bbl)
United States	31.94	$29.68
Canada	33.21	33.18
Combined	32.15	30.72
NGLs ($/Bbl)
United States	20.66	$17.41
Canada	27.54	28.28
Combined	21.57	18.79

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TOM BROWN, INC. REPORTS FIRST QUARTER OF 2004 FINANCIAL AND OPERATING RESULTS